UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2012

DOVER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-4018	53-0257888
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3005 Highland Parkway, Downers Grove, IL		60515
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (630) 541-1540

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.     Unregistered Sales of Equity Securities

On April 25, 2012, Dover PCS Acquisition Co., a Delaware corporation and a wholly-owned subsidiary of Dover Corporation (the “Company”), was merged (the “Merger”) with and into Production Control Services Holdings, Inc., a Delaware corporation (“PCS”). PCS was the surviving corporation in the Merger and became a wholly-owned subsidiary of the Company. In connection with the Merger, and as a portion of the consideration payable by the Company in the Merger, the Company issued 1,635,672 shares of its common stock, par value $1.00 per share (the “Shares”) to certain former stockholders of PCS who made a timely election to receive Shares as the consideration for all or a portion of their common stock of PCS in the Merger. The Shares were issued upon the surrender of a total of 1,038,195 shares of PCS common stock. For additional information regarding the Merger, see Item 8.01 of this Form 8-K and Exhibit 99.1.

The Shares were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the exemption from registration provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder. All PCS stockholders – both “accredited investors” as defined in Rule 501 of Regulation D and non-accredited investors – received a Confidential Private Information Memorandum containing the information specified in Rule 502(b)(ii)(C) of Regulation D, and the Company made available to them the opportunity to receive additional information required by Rule 502(b)(ii)(v). The offering was made solely by means of the Confidential Private Information Memorandum, which was provided only to the stockholders of PCS in connection with the submission of the Merger to a vote of PCS stockholders. The Company did not utilize any form of general solicitation or general advertising in connection with the offering. The Company took reasonable care to assure that the PCS stockholders who elected to receive Shares in the Merger are not underwriters within the meaning of Section 2(11) of the Securities Act, including obtaining agreements from each such PCS stockholder not to sell, transfer or otherwise dispose of the Shares other than pursuant to a registration statement under the Securities Act or an available exemption from registration and instructing the Company’s transfer agent to note restricted status of the Shares in the DRS account established for each recipient of Shares. The Company reasonably believes that less than 35 purchasers of the Shares are non-accredited investors and, immediately prior to issuing the Shares, reasonably believed, based on representations made by each non-accredited PCS stockholder who elected to receive Shares in the Merger, that such persons, either alone or together with their respective purchaser representatives, have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of an investment in the Shares. Contemporaneously with the filing of this Report, the Company is filing a notice of sale on Form D reporting the issuance of the Shares. The Company has agreed to file a registration statement on Form S-3 to register the resale of the Shares by the recipients and their distributees and charitable donees, and to keep such registration statement effective for up to 45 days from the closing date of the Merger.

Item 8.01.     Other Information.

On April 25, 2012, Dover PCS Acquisition Co., a Delaware corporation and a wholly-owned subsidiary of the Company, was merged with and into PCS. PCS was the surviving corporation in the Merger and became a wholly-owned subsidiary of the Company. PCS is a leading developer, manufacturer, and provider of artificial lift products and services for the oil and gas industry. A copy of the Company’s press release announcing completion of the Merger and the acquisition of PCS is filed as Exhibit 99.1 to this Report.

Item 9.01     Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

The following exhibit is filed as part of this report:

99.1 Press Release of Dover Corporation dated April 25, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 25, 2012

DOVER CORPORATION

By:	/s/ Joseph W. Schmidt
Joseph W. Schmidt
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Dover Corporation dated April 25, 2012.